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                                                                     EXHIBIT 23

              CONSENT OF C&L DEUTSCHE REVISION, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Chiron Corporation (File Nos. 333-49229, 33-20181, 33-35182, 2-90595,
33-23899, 33-58305, 33-44477, 33-65024, 33-65177, 333-10419, 333-28257,
333-42469, 33-45822 and 33-63297 on Form S-8 and File No. 33-43574 on Form
S-3) of our report on our audit of the German GAAP Financial Statements of Chiron Behring GmbH & Co as of December 31, 1997 dated January 26, 1998 except for Note 14, dated May 27, 1998 which report is included in this Form 8-K.

Frankfurt am Main, June 3, 1998
C&L DEUTSCHE REVISION
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft